                                                                 EXHIBIT (c)(6)




                           MORTON'S RESTAURANT GROUP

        PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

                                OCTOBER 29, 2001







                                  GREENHILL

TABLE OF CONTENTS

Section I           Preliminary Indications of Interest

Section II          Recent Financial Performance

Section III         Valuation Analysis

Section IV          Next Steps

Appendix

--------------------------------------------------------------------------------
                SECTION I:  PRELIMINARY INDICATIONS OF INTEREST
--------------------------------------------------------------------------------

PRELIMINARY INDICATIONS OF INTEREST

     -    BRUCKMAN ROSSER SHERRILL & CO.

            -    No preliminary indication of interest provided to Greenhill

     -    CASTLE HARLAN, INC.

            - Indicated a range of interest between $15.00 to $18.00 per share, payable in cash

            -    Closing would be contingent upon successful debt financing

            - Has substantial knowledge of Morton's and the restaurant industry

            - Further due diligence risk would be mitigated by its knowledge of Morton's

     -   INVESTCORP S.A.

            - Indicated a range of interest between $11.00 to $13.00 per share, payable in cash

            - Lower valuation raises questions regarding its ability to proceed in the process

            - Orally indicated 50% equity financing, which mitigates\ financing risk to a degree

            - Has performed the most due diligence and has been very specific with past and future information requests

     -    TRIARC COMPANIES, INC.

            -    Indicated an interest of $17.00 per share, payable in cash

            -    Strategic player with the most significant potential synergies

            -    Has knowledge of the restaurant industry

            - Least transaction risk from financing perspective due to cash and marketable securities on its balance sheet

--------------------------------------------------------------------------------
                    SECTION II: RECENT FINANCIAL PERFORMANCE
--------------------------------------------------------------------------------

MORTON'S RECENT PERFORMANCE

    - The Company's third quarter was impacted by the WTC terrorist attacks and related tragedies of September 11, 2001, the continuing impact of the troubled economy, unfavorable business conditions, corporate spending cutbacks, and reduced business travel. The Company announced a net loss of $1.8 million for the third quarter.



                   ($US in Millions)

                    Year-to-Date Performance (1)(2)                    % Variance
                  ------------------------------------           ----------------------
                  Current        Plan        Last Year           Budget       Last Year
                  -------        ----        ---------           ------       ---------
Revenues           $175.6       $205.3         $178.5             -14.5%          -1.6%
EBITDA               14.8         23.9           21.7             -38.2%         -31.7%
EBIT                  5.3         14.7           13.2             -63.9%         -59.6%
                  ------------------------------------
Net Income         ($0.4)         $6.1           $6.1            -106.1%        -106.2%
                  ====================================
E.P.S.            ($0.09)        $1.33          $1.25            -106.8%        -107.2%

         (1) Based upon year-to-date through September 30, 2001.
         (2) Current 2001 figures exclude $525,000 in strategic and proxy costs.


    - The Morton's of Chicago steakhouse in the Wall Street area was damaged in the September 11th attack and has been closed indefinitely. The full extent of the damage to the building and the restaurant cannot be determined at this time. Insurance proceeds should provide coverage for two years of earnings.

    - Morton's of Chicago comparable restaurant revenues declined 16.0% and 9.3% for the 2001 third quarter year-over-year and year-to-date, respectively. September was down approximately 26.0% and October month-to-date (for the three weeks ended Oct. 21) was down 16.4%.

    - Weekly comparable restaurant revenues for October indicate that the downward trend has stabilized.

    - In comparison, its comparable restaurant revenues increased 12.3% and 11.5% for the 2000 third quarter year-over-year and year-to-date, respectively.

                              [Graphic Omitted]

[The following table was depicted as a line graph of quarterly comparable restaurant revenues for Morton's in the printed materials.]

                                       1999                          2000
                             01     02     03     04        01     02     03      04        01       02       03
Same Store Sales Growth     1.7%   0.7%   7.6%   6.1%     12.3%   9.9%   12.3%   4.5%     (3.3%)   (9.6%)   (16.0%)

MORTON'S PRICE AND VOLUME GRAPH (1/4/01 - 10/26/01)

                             [Graphic Omitted]

[The following table was depicted as a line graph for the prices and a bar chart for volume in the printed materials.

     The following dates and facts were noted on the graph:

     o 5/1/01  - BFMA announced its $28.25 all-cash offer;
     o 6/13/01 - The Company announced that it expects a loss for 2Q 2001; and
     o 9/17/01 - Trading resumes after 9/11 attacks.]



            ----------------------------------------------
            DATE           VOLUME            LAST TRADE
            ----------------------------------------------
             1/4/01                  200         $21.13
             1/5/01                  200         $21.13
             1/8/01                  300         $21.13
             1/9/01                4,500         $21.38
            1/10/01                2,700         $21.75
            1/11/01                1,000         $22.00
            1/12/01                3,900         $21.75
            1/16/01                7,400         $22.25
            1/17/01                2,900         $21.75
            1/18/01                9,200         $21.00
            1/19/01               29,400         $21.00
            1/22/01                  400         $21.00
            1/23/01                2,100         $21.38
            1/24/01                  600         $21.63
            1/25/01               65,700         $21.00
            1/26/01              194,800         $21.44
            1/29/01                6,300         $21.74
            1/30/01               43,600         $22.75
            1/31/01                5,400         $22.55
             2/1/01               51,700         $23.20
             2/2/01               77,200         $23.70
             2/5/01               52,600         $23.70
             2/6/01               19,200         $23.60
             2/7/01               29,400         $23.92
             2/8/01                4,700         $23.80
             2/9/01                9,800         $23.90
            2/12/01                7,900         $23.95
            2/13/01                4,300         $23.80
            2/14/01                5,100         $23.70
            2/15/01                3,500         $23.50
            2/16/01                5,500         $23.40
            2/20/01                8,100         $23.25
            2/21/01                8,600         $22.50
            2/22/01                1,800         $22.25
            2/23/01                2,200         $22.00
            2/26/01                8,900         $22.05
            2/27/01               82,700         $23.51
            2/28/01                2,100         $23.46
             3/1/01                6,400         $23.40
             3/2/01                5,400         $23.55
             3/5/01                4,400         $23.50
             3/6/01                  700         $23.50
             3/7/01                5,300         $23.80
             3/8/01                  400         $23.75
             3/9/01                6,600         $23.30
            3/12/01                8,300         $22.94
            3/13/01               14,500         $22.50
            3/14/01                3,500         $22.00
            3/15/01                2,500         $22.10
            3/16/01                  100         $22.10
            3/19/01                2,900         $22.10
            3/20/01                3,700         $21.80
            3/21/01                2,400         $21.58
            3/22/01               11,900         $20.75
            3/23/01               24,300         $20.90
            3/26/01                1,000         $20.80
            3/27/01               32,400         $20.72
            3/28/01               48,100         $20.05
            3/29/01               55,800         $20.07
            3/30/01               36,000         $19.70
             4/2/01              294,000         $20.00
             4/3/01                9,300         $20.60
             4/4/01                1,100         $20.55
             4/5/01                2,200         $20.70
             4/6/01               16,800         $20.90
             4/9/01                6,800         $20.81
            4/10/01               24,500         $20.99
            4/11/01               12,500         $21.20
            4/12/01                8,000         $21.35
            4/16/01                3,500         $21.05
            4/17/01               14,000         $21.25
            4/18/01               13,400         $21.26
            4/19/01                7,700         $21.32
            4/20/01                1,300         $21.40
            4/23/01               26,400         $21.26
            4/24/01                9,000         $21.26
            4/25/01                2,000         $21.50
            4/26/01               19,000         $22.20
            4/27/01               13,500         $23.05
            4/30/01               26,600         $23.91
             5/1/01               45,200         $27.30
             5/2/01               64,800         $27.62
             5/3/01              109,800         $27.40
             5/4/01               42,800         $27.00
             5/7/01               25,400         $25.80
             5/8/01              108,200         $25.75
             5/9/01               55,300         $26.50
            5/10/01               88,100         $26.10
            5/11/01               48,700         $25.25
            5/14/01               36,400         $25.25
            5/15/01               15,400         $24.15
            5/16/01               11,600         $24.60
            5/17/01                5,000         $24.75
            5/18/01               12,800         $25.10
            5/21/01               80,500         $26.50
            5/22/01                6,100         $26.21
            5/23/01               20,500         $26.14
            5/24/01               40,200         $26.05
            5/25/01               17,200         $26.15
            5/29/01               88,500         $26.30
            5/30/01                3,100         $26.10
            5/31/01               41,400         $25.78
             6/1/01               61,300         $25.68
             6/4/01               29,600         $25.60
             6/5/01                9,100         $25.68
             6/6/01               18,200         $25.50
             6/7/01                2,800         $25.51
             6/8/01               16,600         $25.65
            6/11/01                2,100         $25.58
            6/12/01                1,200         $25.50
            6/13/01              129,700         $22.74
            6/14/01              101,000         $20.65
            6/15/01               19,200         $21.36
            6/18/01               32,100         $21.00
            6/19/01               42,000         $20.20
            6/20/01               50,300         $19.15
            6/21/01              154,300         $19.20
            6/22/01                2,600         $19.40
            6/25/01               23,900         $19.60
            6/26/01               18,900         $19.40
            6/27/01               19,500         $19.50
            6/28/01               19,800         $19.60
            6/29/01               10,500         $19.74
             7/2/01               16,200         $19.70
             7/3/01                5,300         $19.70
             7/5/01                1,900         $19.72
             7/6/01                  500         $19.85
             7/9/01               36,200         $20.00
            7/10/01                3,400         $19.89
            7/11/01               15,700         $19.70
            7/12/01                3,100         $19.73
            7/13/01                4,800         $19.78
            7/16/01               23,800         $19.50
            7/17/01                  700         $19.60
            7/18/01                6,500         $19.00
            7/19/01               51,600         $16.60
            7/20/01               10,900         $16.90
            7/23/01                3,500         $17.26
            7/24/01                3,600         $17.54
            7/25/01                8,000         $18.00
            7/26/01               26,900         $18.20
            7/27/01                1,900         $18.20
            7/30/01               39,100         $17.95
            7/31/01               16,000         $17.44
             8/1/01                6,500         $16.85
             8/2/01                  700         $16.82
             8/3/01                2,100         $16.80
             8/6/01               48,000         $15.60
             8/7/01               15,900         $15.19
             8/8/01               15,200         $14.94
             8/9/01               26,100         $14.64
            8/10/01               18,700         $14.65
            8/13/01               30,500         $14.42
            8/14/01               50,300         $15.55
            8/15/01               14,800         $16.00
            8/16/01                  300         $16.00
            8/17/01               30,800         $16.10
            8/20/01                1,200         $16.17
            8/21/01                1,100         $16.26
            8/22/01               35,200         $15.90
            8/24/01               17,900         $16.20
            8/27/01                2,700         $16.08
            8/28/01               13,000         $15.98
            8/29/01                6,700         $15.99
            8/30/01               20,000         $15.75
            8/31/01                  300         $15.75
             9/4/01                8,400         $15.25
             9/5/01               11,200         $14.50
             9/6/01               83,800         $13.67
             9/7/01                4,200         $13.25
            9/10/01               10,500         $12.44
            9/17/01               24,900         $12.40
            9/18/01                4,000         $12.10
            9/19/01               29,900         $10.81
            9/20/01                7,300         $10.00
            9/21/01               38,100          $9.00
            9/24/01               37,200          $8.50
            9/25/01               42,900          $8.00
            9/26/01               78,400          $8.00
            9/27/01               16,100          $7.68
            9/28/01               67,000          $8.74
            10/1/01               40,300          $8.61
            10/2/01               25,300          $9.90
            10/3/01               18,900         $10.18
            10/4/01               23,200          $9.11
            10/5/01               15,300          $9.20
            10/8/01                2,500          $9.20
            10/9/01               27,500          $8.98
           10/10/01               16,500          $9.23
           10/11/01               17,100          $9.00
           10/12/01                8,200          $9.00
           10/15/01               15,500          $9.05
           10/16/01               14,000          $9.09
           10/17/01                8,100          $9.20
           10/18/01                3,000          $9.19
           10/19/01                6,700          $9.15
           10/22/01                3,000          $9.15
           10/23/01                1,900          $9.34
           10/24/01               19,800          $9.90
           10/25/01               19,300         $10.24
           10/26/01               26,200         $10.39

INDEXED STOCK PRICE GRAPH (1/4/01 -10/26/01)

                           [Graphic Omitted]

[The following table was depicted as a line graph in the printed materials.]



                --------------------------------------------------------------------------------------
                                 MORTON'S RESTAURANT       CASUAL DINING            STEAKHOUSE
                DATE                    GROUP                 INDEX(1)               INDEX(2)
                --------------------------------------------------------------------------------------
                        1/4/01                  100.00                 100.00                  100.00
                        1/5/01                  100.00                  99.47                   97.09
                        1/8/01                  100.00                 100.00                   98.32
                        1/9/01                  101.18                  97.87                   90.81
                       1/10/01                  102.96                  97.87                   91.73
                       1/11/01                  104.14                  99.47                   91.88
                       1/12/01                  102.96                  98.94                   93.42
                       1/16/01                  105.33                  98.94                   93.42
                       1/17/01                  102.96                 101.06                  100.92
                       1/18/01                   99.41                 102.66                   97.55
                       1/19/01                   99.41                 103.19                   96.48
                       1/22/01                   99.41                 104.79                   94.33
                       1/23/01                  101.18                 105.85                   93.57
                       1/24/01                  102.37                 108.51                   98.77
                       1/25/01                   99.41                 108.51                  100.61
                       1/26/01                  101.48                 108.51                  100.31
                       1/29/01                  102.91                 107.98                  102.91
                       1/30/01                  107.69                 108.51                  102.30
                       1/31/01                  106.75                 108.51                  101.38
                        2/1/01                  109.82                 107.98                  101.53
                        2/2/01                  112.19                 107.45                  100.77
                        2/5/01                  112.19                 104.79                   96.94
                        2/6/01                  111.72                 103.72                   95.87
                        2/7/01                  113.23                 107.98                  103.06
                        2/8/01                  112.66                 110.64                  103.22
                        2/9/01                  113.14                 109.04                  103.52
                       2/12/01                  113.37                 109.57                  102.30
                       2/13/01                  112.66                 111.70                  105.05
                       2/14/01                  112.19                 111.17                  106.74
                       2/15/01                  111.24                 110.64                  107.20
                       2/16/01                  110.77                 109.04                  110.57
                       2/20/01                  110.06                 109.04                  111.33
                       2/21/01                  106.51                 109.04                  111.33
                       2/22/01                  105.33                 110.11                  113.78
                       2/23/01                  104.14                 107.98                  109.34
                       2/26/01                  104.38                 108.51                  105.97
                       2/27/01                  111.29                 107.98                  110.57
                       2/28/01                  111.05                 109.04                  112.25
                        3/1/01                  110.77                 106.91                  109.34
                        3/2/01                  111.48                 105.85                  109.34
                        3/5/01                  111.24                 106.38                  111.49
                        3/6/01                  111.24                 107.45                  111.33
                        3/7/01                  112.66                 106.38                  109.34
                        3/8/01                  112.43                 105.85                  107.96
                        3/9/01                  110.30                 108.51                  108.42
                       3/12/01                  108.59                 109.57                  108.27
                       3/13/01                  106.51                 109.57                  107.96
                       3/14/01                  104.14                 108.51                  109.49
                       3/15/01                  104.62                 107.98                  109.80
                       3/16/01                  104.62                 105.85                  105.67
                       3/19/01                  104.62                 104.26                  100.46
                       3/20/01                  103.20                 103.19                   98.47
                       3/21/01                  102.15                 105.32                  102.30
                       3/22/01                   98.22                 102.66                  101.99
                       3/23/01                   98.93                 103.72                   98.47
                       3/26/01                   98.46                 102.13                   93.11
                       3/27/01                   98.08                 104.79                   93.57
                       3/28/01                   94.91                 105.85                   90.66
                       3/29/01                   95.01                 107.45                   99.08
                       3/30/01                   93.25                 106.91                   96.02
                        4/2/01                   94.67                 107.98                   99.08
                        4/3/01                   97.51                 109.04                  100.46
                        4/4/01                   97.28                 109.04                   98.77
                        4/5/01                   97.99                 105.32                   96.32
                        4/6/01                   98.93                 105.32                   95.25
                        4/9/01                   98.51                 107.98                  100.46
                       4/10/01                   99.36                 106.38                   95.41
                       4/11/01                  100.36                 107.45                   95.87
                       4/12/01                  101.07                 110.11                   99.23
                       4/16/01                   99.64                 108.51                   98.32
                       4/17/01                  100.59                 107.98                   98.47
                       4/18/01                  100.64                 107.98                   98.47
                       4/19/01                  100.92                 108.51                  102.14
                       4/20/01                  101.30                 108.51                  100.61
                       4/23/01                  100.64                 111.70                  101.23
                       4/24/01                  100.64                 112.77                  101.68
                       4/25/01                  101.78                 112.77                  102.76
                       4/26/01                  105.09                 112.77                  103.06
                       4/27/01                  109.11                 111.70                  107.20
                       4/30/01                  113.18                 113.83                  108.12
                        5/1/01                  129.23                 114.89                  114.40
                        5/2/01                  130.75                 116.49                  115.31
                        5/3/01                  129.70                 117.55                  116.23
                        5/4/01                  127.81                 118.62                  114.24
                        5/7/01                  122.13                 118.09                  115.01
                        5/8/01                  121.89                 117.02                  113.63
                        5/9/01                  125.44                 119.15                  114.40
                       5/10/01                  123.55                 118.09                  114.85
                       5/11/01                  119.53                 119.15                  114.09
                       5/14/01                  119.53                 119.15                  112.56
                       5/15/01                  114.32                 118.09                  113.17
                       5/16/01                  116.45                 117.55                  113.32
                       5/17/01                  117.16                 117.55                  113.94
                       5/18/01                  118.82                 119.15                  115.93
                       5/21/01                  125.44                 120.21                  118.84
                       5/22/01                  124.07                 118.09                  119.30
                       5/23/01                  123.74                 117.55                  117.61
                       5/24/01                  123.31                 118.62                  120.06
                       5/25/01                  123.79                 120.21                  120.83
                       5/29/01                  124.50                 117.55                  119.14
                       5/30/01                  123.55                 117.55                  118.84
                       5/31/01                  122.04                 118.09                  119.14
                        6/1/01                  121.56                 118.09                  119.14
                        6/4/01                  121.18                 117.55                  118.07
                        6/5/01                  121.56                 117.55                  117.15
                        6/6/01                  120.71                 112.23                  108.27
                        6/7/01                  120.76                 112.23                  109.65
                        6/8/01                  121.42                 111.17                  110.72
                       6/11/01                  121.09                 107.98                  108.88
                       6/12/01                  120.71                 104.79                  102.76
                       6/13/01                  107.64                 107.98                  103.22
                       6/14/01                   97.75                 109.04                  104.13
                       6/15/01                  101.11                 109.04                  103.06
                       6/18/01                   99.41                 110.64                  102.30
                       6/19/01                   95.62                 110.64                  104.59
                       6/20/01                   90.65                 108.51                  103.83
                       6/21/01                   90.89                 108.51                  104.44
                       6/22/01                   91.83                 107.98                  104.59
                       6/25/01                   92.78                 107.45                  104.13
                       6/26/01                   91.83                 109.04                  104.44
                       6/27/01                   92.31                 112.23                  104.13
                       6/28/01                   92.78                 110.64                  104.59
                       6/29/01                   93.44                 110.64                  102.91
                        7/2/01                   93.25                 111.70                  101.07
                        7/3/01                   93.25                 112.77                  100.15
                        7/5/01                   93.35                 117.55                  103.06
                        7/6/01                   93.96                 120.21                  105.36
                        7/9/01                   94.67                 119.68                  102.45
                       7/10/01                   94.15                 118.09                  102.30
                       7/11/01                   93.25                 118.09                  102.30
                       7/12/01                   93.40                 118.62                  100.92
                       7/13/01                   93.63                 116.49                   99.23
                       7/16/01                   92.31                 117.55                  100.92
                       7/17/01                   92.78                 117.55                  101.84
                       7/18/01                   89.94                 117.55                  101.38
                       7/19/01                   78.58                 120.74                  103.98
                       7/20/01                   80.00                 121.81                  103.83
                       7/23/01                   81.70                 124.47                  105.97
                       7/24/01                   83.03                 127.66                  106.13
                       7/25/01                   85.21                 126.06                  104.59
                       7/26/01                   86.15                 127.13                  105.82
                       7/27/01                   86.15                 129.26                  105.97
                       7/30/01                   84.97                 130.32                  105.51
                       7/31/01                   82.56                 128.19                  104.75
                        8/1/01                   79.76                 127.66                  104.75
                        8/2/01                   79.62                 127.66                  102.91
                        8/3/01                   79.53                 125.00                  100.46
                        8/6/01                   73.85                 126.60                  100.77
                        8/7/01                   71.91                 126.60                  100.31
                        8/8/01                   70.72                 126.06                  100.77
                        8/9/01                   69.30                 128.72                  100.15
                       8/10/01                   69.35                 130.85                  100.31
                       8/13/01                   68.26                 128.72                   99.69
                       8/14/01                   73.61                 123.40                   99.69
                       8/15/01                   75.74                 121.81                   98.47
                       8/16/01                   75.74                 122.34                   97.55
                       8/17/01                   76.21                 122.34                   97.09
                       8/20/01                   76.54                 122.34                   98.32
                       8/21/01                   76.97                 122.87                   99.23
                       8/22/01                   75.27                 123.94                   99.69
                       8/24/01                   76.69                 126.60                  101.23
                       8/27/01                   76.12                 126.60                  101.84
                       8/28/01                   75.64                 128.72                  101.99
                       8/29/01                   75.69                 129.26                  101.38
                       8/30/01                   74.56                 129.26                  100.31
                       8/31/01                   74.56                 130.32                  101.68
                        9/4/01                   72.19                 130.32                  101.53
                        9/5/01                   68.64                 129.26                  100.77
                        9/6/01                   64.71                 129.26                  100.61
                        9/7/01                   62.72                 129.79                  101.68
                       9/10/01                   58.89                 130.32                  101.68
                       9/17/01                   58.70                 129.79                  103.06
                       9/18/01                   57.28                 129.79                  103.06
                       9/19/01                   51.17                 129.79                  102.45
                       9/20/01                   47.34                 129.79                  101.99
                       9/21/01                   42.60                 126.60                  100.46
                       9/24/01                   40.24                 123.94                   99.39
                       9/25/01                   37.87                 121.81                   97.24
                       9/26/01                   37.87                 121.81                   97.24
                       9/27/01                   36.36                 121.81                   97.24
                       9/28/01                   41.37                 121.81                   97.24
                       10/1/01                   40.76                 121.81                   97.24
                       10/2/01                   46.86                 111.70                   88.21
                       10/3/01                   48.19                 111.70                   87.14
                       10/4/01                   43.12                 107.98                   84.07
                       10/5/01                   43.55                 105.32                   82.85
                       10/8/01                   43.55                 104.79                   80.40
                       10/9/01                   42.51                 111.70                   86.06
                      10/10/01                   43.69                 111.17                   85.15
                      10/11/01                   42.60                 110.11                   84.38
                      10/12/01                   42.60                 107.98                   81.32
                      10/15/01                   42.84                 113.30                   83.31
                      10/16/01                   43.03                 111.17                   80.55
                      10/17/01                   43.55                 112.23                   80.86
                      10/18/01                   43.50                 118.62                   84.84
                      10/19/01                   43.31                 118.62                   85.30
                      10/22/01                   43.31                 119.15                   89.28
                      10/23/01                   44.21                 117.55                   87.14
                      10/24/01                   46.86                 115.96                   85.91
                      10/25/01                   48.47                 118.09                   88.82
                      10/26/01                   49.18                 122.87                   93.26

Notes:
-------------------
(1) The casual dining restaurant sector includes Applebee's International, Brinker International, CBRL Group, The Cheesecake Factory, Darden Restaurants, Landry's Seafood Restaurants, P.F. Chang's China Bistro and Ruby Tuesday.
(2) The steakhouse restaurant sector includes Lone Star Steakhouse & Saloon, Outback Steakhouse, RARE Hospitality International and The Smith and Wollensky Restaurant Group.

COST SAVINGS

      - The Company has implemented various cost reduction programs which are expected to produce EBITDA benefits of approximately $7 million on a pro forma full year basis (see highlighted yellow below)

                                                2001E                                                       2002E
                       ---------------------------------------------------------------------  -----------------------------------
                                                                    COST REDUCTION            COST REDUCTION     2001
                       SEPT. YTD                Q4                     BENEFITS        TOTAL     BENEFITS      RUN RATE
                         2001A                2001E                   (ONE-TIME)       2001E     (ONGOING)    ADJUSTMENTS   2002E
                       ---------   ------------------------------   --------------   --------  -------------  -----------   -----
                                   MOC    Bertolini's   Corporate
                                   ---    -----------   ---------
TOTAL REVENUES         $175.6     $64.1     $4.5         $0.0             $0.0         $244.2       $0.0         $21.0   (2) $265.2

Restaurant Cash                                                                                  ----------
Contribution (1)         27.8      13.3      0.9          0.0              0.3           42.3        4.4           3.0   (2)   49.7
                                                                                                 ----------
                                                                                                 ----------    ---------
Overhead Costs          (13.0)     (2.6)    (0.2)        (1.4)             0.3          (16.9)       0.5           2.0   (3)  (14.4)
                       -------   -------   -------     --------         -------        -------   ==========    =========     -------
EBITDA                  $14.8     $10.7     $0.7        ($1.4)            $0.6          $25.4       $4.9          $5.0        $35.3

Notes:
-------------------
(1) Restaurant cash contribution is defined as revenues minus food and beverage costs, operating expenses, and marketing and promotion expenses.
(2) Assumes 0% same store sales growth. Revenue and restaurant cash contribution adjustments for new restaurants only.
(3) Includes reductions for Morton's T&E ($1.5 million) and MOC excess legal costs ($500,000).




      - 2002E figures above represent the adjusted management/Greenhill UPSIDE case

FINANCIAL SUMMARY - ADJUSTED MANAGEMENT/GREENHILL CASES

     -      ADJUSTED MANAGEMENT/GREENHILL:  BASE CASE


($US in Millions, Except per Share Data)
                                                                                                                 CAGR
                             2000         2001E      2002E      2003E       2004E      2005E       2006E       '01-'06
                             ----         -----      -----      -----       -----      -----       -----       -------
Revenue                      $248.4      $244.2     $265.2      $270.5      $286.7     $303.9     $322.2       5.7%
   % GROWTH                       -       -1.7%       8.6%        2.0%        6.0%       6.0%       6.0%
EBITDA                        $31.9       $25.4      $30.0       $31.8       $33.7      $35.7      $37.9       8.4%
   % MARGIN                   12.8%       10.4%      11.3%       11.8%       11.8%      11.8%       11.8%
   % GROWTH                       -      -20.5%      18.3%        6.0%        6.0%       6.0%        6.0%
E.P.S.                        $2.12       $0.57      $1.28       $1.20       $1.28      $1.35       $1.43      20.3%
   % GROWTH                       -      -73.2%     125.6%       -6.0%        5.8%       6.0%        6.1%


 -     ADJUSTED MANAGEMENT/GREENHILL:  UPSIDE CASE


($US in Millions, Except per Share Data)
                                                                                                                 CAGR
                             2000         2001E      2002E      2003E       2004E      2005E       2006E       '01-'06
                             ----         -----      -----      -----       -----      -----       -----       -------
Revenue                    $248.4        $244.2     $265.2      $305.3     $323.6      $343.0      $363.6       8.3%
   % GROWTH                     -         -1.7%       8.6%       15.1%       6.0%        6.0%        6.0%
EBITDA                      $31.9         $25.4      $35.3       $37.4      $39.7       $42.0       $44.6      11.9%
   % MARGIN                 12.8%         10.4%      13.3%      12.3%       12.3%       12.3%       12.3%
   % GROWTH                     -        -20.5%      39.2%       6.0%        6.0%        6.0%        6.0%
E.P.S.                      $2.12         $0.57      $2.09      $2.02       $2.06       $2.12       $2.20      31.1%
   % GROWTH                     -        -73.2%     267.6%      -3.5%        2.3%        3.0%        3.5%



Notes:
-------------------
(1) Financial information excludes one-time charges and discontinued operations.
(2) The Company's fiscal year ends in December.

-------------------------------------------------------------------------------
                         SECTION III:  VALUATION ANALYSIS
-------------------------------------------------------------------------------

VALUATION SUMMARY
                            [Graphic Omitted]

[The following table was depicted as a horizontal bar chart in the printed material. A vertical line indicated the current price of $10.39 as of 10/26/01.]


                    -------------------------------------------
                    Current Stock Price:  $10.39 as of 10/26/01
                    -------------------------------------------
                                                             Price Per Share
                                                        ------------------------
                                                          Low             High
                                                        --------        --------

Precedent Transaction Analysis                           $12.50          $20.00

DCF Analysis - Base Case                                 $14.00          $19.00

DCF Analysis - Upside Case                               $20.50          $26.00

Comparable Company Analysis                              $10.00          $18.00


PRECEDENT TRANSACTION VALUATION


($US in Millions, Except per Share Data)
                                          MORTON'S       IMPLIED       NET       IMPLIED           IMPLIED          PREMIUM TO
VALUATION METHODOLOGY    MULTIPLE RANGE   STATISTIC  ENTERPRISE VALUE  DEBT    EQUITY VALUE    PRICE PER SHARE    MARKET PRICE(1)
---------------------  -----------------  ---------  ----------------  -----   ------------    ---------------    ---------------
ALL COMPARABLE TRANSACTIONS

LTM EBITDA                6.0x -  9.0x      $25.0    $150.1 - $225.1   $97.3   $52.8 - $127.8  $12.64 - $30.60     21.6% - 194.5%

LTM P/E                  16.0x - 20.0x      $0.78     149.6 -  162.7    97.3    52.3 -   65.4   12.52 -  15.65     20.5% -  50.6%

One Week Premium
Paid(2)                  25.0% - 30.0%      $9.15     145.1 -  147.0    97.3    47.8 -   49.7   11.44 -  11.90     10.1% -  14.5%

                                                                       ----------------------------------------
                                                                               Summary Range   $12.50 - $20.00
                                                                        Premium to Market (1)   20.3% -  92.5%
                                                                       ----------------------------------------

RUTH'S CHRIS STEAKHOUSE TRANSACTION (ANNOUNCED JULY 1999)

LTM EBITDA                    8.2x          $25.0         $204.8       $97.3       $107.5           $25.74            147.7%

LTM P/E                      16.5x          $0.78          151.3        97.3         54.0            12.92             24.4%


Notes:
-------------------------------------
(1) Based upon Morton's stock price of $10.39 as of October 26, 2001.
(2) Premium to the target's stock price one week prior to the acquisition.

PRECEDENT TRANSACTION ANALYSIS


($US Millions)
                                                                                          ENTERPRISE VALUE/         PREMIUM PAID
                                                                         EQUITY VALUE/ ----------------------   --------------------
  DATE                           TARGET BUSINESS     EQUITY  ENTERPRISE   NET INCOME   REVENUES  EBITDA  EBIT    ONE    ONE     ONE
ANNOUNCED  TARGET / ACQUIROR       DESCRIPTION       VALUE     VALUE         LTM        LTM       LTM    LTM     DAY    WEEK   MONTH
---------  ------------------   ------------------  -------  ----------  ------------  --------  ------  ----   -----  -----  ------
 6/8/01    McCormick &         34 McCormick &        $123.5    $123.5          NA       0.76x    6.1x      NA     NM     NM     NM
           Schmick/ Castle     Schmick upscale,
           Harlan and          seafood restaurants
           Bruckmann, Rosser
           Sherrill and Co.

 2/15/01   VICORP              Operates and          $179.6    $171.4       12.2x       0.46x    4.1x    7.1x    38.6%  32.0%  52.0%
           Restaurants/        franchises mid-scale
           Investor Group      family-type
                               restaurants,
                               principally under
                               the names
                               "BakersSquare" and
                               "Village Inn"

11/16/00   Il Fornaio          Operates Italian       $76.6     $71.8       18.8x       0.61x    5.7x   11.2x    28.9%  23.9%  41.2%
           (America)           restaurants and
           Corporation/        bakeries in the US
           Bruckman,Rosser,
           Sherrill & Co.

 6/5/00    Buffets/            Develops, owns and    $592.1    $541.2       12.7x       0.56x    4.7x    7.6x    14.2%  27.4%  27.4%
           Caxton-Iseman       franchises more than
           Capital             400 family-style
                               buffet restaurants

 7/19/99   Ruth's Chris        Operates fine dining  $145.2    $177.4       16.5x       1.36x    8.2x   11.0x      NM     NM     NM
           Steak House/        steakhouse
           Madison Dearborn    restaurants (29
           Partners            company-owned and 29
                               franchisee-owned)
                               under the "Ruth's
                               Chris Steak House"
                               name

12/11/98   Logan's             Owns and franchises   $178.2    $178.1       21.2x       1.97x   10.7x   14.8x    13.9%  10.3%  32.4%
           Roadhouse/ CBRL     roadhouse-style
           Group               restaurants

 9/25/98   Domino's Pizza/     Operates more than    $921.0    $971.0       12.6x       0.85x   10.5x   14.1x      NM     NM     NM
           Bain Capital        6,200 pizza delivery
                               stores in 64
                               international markets

 4/27/98   Romacorp (unit      Operates and          $121.5    $121.5        NA         1.28x    NA     11.4x     NM     NM     NM
           of NPC              franchises Tony
           International)/     Roma's Famous For
           Sentinel Capital    Ribs restaurants
           Partners

 4/3/98    Bertucci's/         Operates 84            $96.5    $104.7       28.9x       0.75x    6.9x   16.9x    35.5%  35.5%  38.3%
           NE Restaurant       full-service, Italian
           Corp.               restaurants under the
                               "Bertucci's Brick
                               Oven Pizzeria" name

10/21/97   Dairy Queen         Franchises more than  $585.0    $585.0       14.1x       1.40x    8.8x    9.8x    11.9%   6.9%  11.9%
           International/      6,000 Dairy Queen,
           Berkshire           Orange Julius,
           Hathaway            Karmelkorn and Golden
                               Skillet stores

 8/4/97    Perkins Family      Owns, operates and    $276.0    $276.0         NM        1.10x    7.9x   14.5x    28.7%  27.3%  30.2%
           Restaurants LP/     franchises family-
           Restaurant Co.      style restaurants

 4/19/96   Bayport             Owns and operates 17   $46.6     $73.0       21.4x       1.23x   13.5x   18.6x    10.5%  28.6%  19.9%
           Restaurant Group/   "Crab House Seafood"
           Landry's Seafood    restaurants in
           Restaurants         Florida, Georgia and
                               South Carolina
                                                               ---------------------------------------------------------------------
                                                                     Mean   17.6x       1.05x    8.1x   12.4x    22.8%  24.0%  31.7%
                                                                   Median   16.5        1.10x    8.0    11.4     21.5%  27.3%  31.3%
                                                                     High   28.9        1.97x   13.5    18.6     38.6%  35.5%  52.0%
                                                                      Low   12.2        0.46x    4.1     7.1     10.5%   6.9%  11.9%
                                                               ---------------------------------------------------------------------

Notes:
-------------------
N.B. Financial information excludes one-time charges and discontinued operations. Equity and enterprise values represent the implied value of the entire company.

DISCOUNTED CASH FLOW ANALYSIS - BASE CASE

($US in Millions, Except per Share Data)


TERMINAL EBITDA MULTIPLE                     5.0x                         5.5x                         6.0x
                                  -------------------------    -------------------------    -------------------------
DISCOUNT RATE                       7.5%     8.5%     9.5%       7.5%     8.5%     9.5%       7.5%     8.5%     9.5%
                                  --------  -------  ------    --------  -------  ------    -------  --------  ------
  Present Value of Cash Flows:
    Nov. - Dec. 2001E               $1.0     $1.0     $1.0       $1.0     $1.0     $1.0       $1.0     $1.0     $1.0
    2002E - 2006E                   30.8     30.0     29.3       30.8     30.0     29.3       30.8     30.0     29.3
    Terminus                       130.3    124.2    118.5      143.4    136.7    130.3      156.4    149.1    142.2
    Other                            0.0      0.0      0.0        0.0      0.0      0.0        0.0      0.0      0.0
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
  ENTERPRISE VALUE                $162.1   $155.2   $148.8     $175.1   $167.7   $160.6     $188.1   $180.1   $172.5

  NET DEBT                         $97.3    $97.3    $97.3      $97.3    $97.3    $97.3      $97.3    $97.3    $97.3
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
  EQUITY VALUE                     $64.8    $57.9    $51.5      $77.8    $70.4    $63.3      $90.8    $82.8    $75.2
                                  ======   ======   ======     ======   ======   ======     ======   ======   ======
----------------------------------------------------------------------------------------------------------------------
  VALUE PER SHARE (1)             $15.51   $13.87   $12.32     $18.08   $16.68   $15.16     $20.52   $19.01   $17.58
----------------------------------------------------------------------------------------------------------------------

  TERMINAL VALUE ANALYSIS
    % VALUE IN TERMINUS            80.4%    80.0%    79.7%      81.9%    81.5%    81.2%      83.1%    82.8%    82.4%

  IMPLIED TERMINAL MULTIPLES
    FY 2006E Revenues              0.59x    0.59x    0.59x      0.65x    0.65x    0.65x      0.71x    0.71x    0.71x
    FY 2006E EBITDA                 5.0x     5.0x     5.0x       5.5x     5.5x     5.5x       6.0x     6.0x     6.0x
    FY 2006E EBIT                   8.7x     8.7x     8.7x       9.6x     9.6x     9.6x      10.5x    10.5x    10.5x
    Perpetual Growth Rate           2.5%     3.4%     4.4%       2.9%     3.9%     4.8%       3.3%     4.3%     5.2%

  IMPLIED VALUATION MULTIPLES
  Enterprise Value /
    FY 2001E Revenues              0.66x    0.64x    0.61x      0.72x    0.69x    0.66x      0.77x    0.74x    0.71x
    FY 2001E EBITDA                 6.4x     6.1x     5.9x       6.9x     6.6x     6.3x       7.4x     7.1x     6.8x
    FY 2001E EBIT                  14.6x    14.0x    13.4x      15.8x    15.1x    14.5x      17.0x    16.3x    15.6x

Notes:
-------------------
N.B. This analysis assumes the mid-period convention that cash flows occur at the middle of the period.
(1) Fully diluted shares outstanding calculated using the treasury method.

DISCOUNTED CASH FLOW ANALYSIS - UPSIDE CASE

($US in Millions, Except per Share Data)

TERMINAL EBITDA MULTIPLE                     5.0x                         5.5x                         6.0x
                                  -------------------------    -------------------------    -------------------------
DISCOUNT RATE                       7.5%     8.5%     9.5%       7.5%     8.5%     9.5%       7.5%     8.5%     9.5%
                                  -------  -------  -------    --------  -------  ------    -------  --------  ------
  Present Value of Cash Flows:
    Nov. - Dec. 2001E               $1.0     $1.0     $1.0       $1.0     $1.0     $1.0       $1.0     $1.0     $1.0
    2002E - 2006E                   42.1     41.1     40.2       42.1     41.1     40.2       42.1     41.1     40.2
    Terminus                       153.3    146.2    139.4      168.7    160.8    153.3      184.0    175.4    167.3
    Other                            0.0      0.0      0.0        0.0      0.0      0.0        0.0      0.0      0.0
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
  ENTERPRISE VALUE                $196.4   $188.3   $180.5     $211.8   $202.9   $194.5     $227.1   $217.5   $208.4

  NET DEBT                         $97.3    $97.3    $97.3      $97.3    $97.3    $97.3      $97.3    $97.3    $97.3
                                  ------   ------   ------     ------   ------   ------     ------   ------   ------
  EQUITY VALUE                     $99.1    $91.0    $83.2     $114.5   $105.6    $97.2     $129.8   $120.2   $111.1
                                  ======   ======   ======     ======   ======    =====     ======   ======   ======
----------------------------------------------------------------------------------------------------------------------
  VALUE PER SHARE (1)             $22.07   $20.55   $19.10     $24.95   $23.28   $21.71     $27.82   $26.02   $24.32
----------------------------------------------------------------------------------------------------------------------

  TERMINAL VALUE ANALYSIS
    % VALUE IN TERMINUS             78.1%    77.6%    77.2%      79.6%    79.2%    78.8%      81.0%    80.6%    80.3%

  IMPLIED TERMINAL MULTIPLES
    FY 2006E Revenues               0.61x    0.61x    0.61x      0.67x    0.67x    0.67x      0.74x    0.74x    0.74x
    FY 2006E EBITDA                  5.0x     5.0x     5.0x       5.5x     5.5x     5.5x       6.0x     6.0x     6.0x
    FY 2006E EBIT                    8.0x     8.0x     8.0x       8.8x     8.8x     8.8x       9.6x     9.6x     9.6x
    Perpetual Growth Rate            2.0%     2.9%     3.9%       2.5%     3.4%     4.4%       2.9%     3.8%     4.8%

  IMPLIED VALUATION MULTIPLES
  Enterprise Value /
    FY 2001E Revenues               0.80x    0.77x    0.74x      0.87x    0.83x    0.80x      0.93x    0.89x    0.85x
    FY 2001E EBITDA                  7.7x     7.4x     7.1x       8.4x     8.0x     7.7x       9.0x     8.6x     8.2x
    FY 2001E EBIT                   17.7x    17.0x    16.3x      19.1x    18.3x    17.6x      20.5x    19.6x    18.8x

Notes:
-----------------------
N.B. This analysis assumes the mid-period convention that cash flows occur at the middle of the period.
(1) Fully diluted shares outstanding calculated using the treasury method.

COMPARABLE COMPANY VALUATION


($US in Millions, Except per Share Data)
                                                    MORTON'S         IMPLIED          NET        IMPLIED             IMPLIED
VALUATION METHODOLOGY            MULTIPLE RANGE   STATISTIC(1)   ENTERPRISE VALUE     DEBT     EQUITY VALUE      PRICE PER SHARE
---------------------            --------------   ------------   ----------------     ----     ------------      ---------------

STEAKHOUSE RESTAURANTS

CY 2001 EBITDA                    5.0x  -   7.0x    $25.4         $126.8 - $177.5     $97.3    $29.5 - $80.2      $7.05 - $19.19
CY 2002 EBITDA                    4.0x  -   6.0x     30.0          120.0 -  180.0      97.3     22.7 -  82.7       5.43 -  19.80


CY 2001 P/E                      15.0x  -  16.5x     $0.57        $132.9 - $136.4     $97.3    $35.6 - $39.1      $8.52 -  $9.37
CY 2002 P/E                      13.0x  -  14.0x      1.28         186.2 -  193.0      97.3     88.9 -  95.7      16.66 -  17.94

                                                                                                    ------------------------------
                                                                                                       Mean       $9.42 - $16.58
                                                                                                     Median        7.79 -  18.56
                                                                                                       High       16.66 -  19.80
                                                                                                        Low        5.43 -   9.37
                                                                                                    ------------------------------
                                                                                     ---------------------------------------------
                                                                                              Summary Range      $10.00 - $18.00
                                                                                      Premium to Market (2)       -3.8% -  73.2%
                                                                                     ---------------------------------------------

Notes:
-------------------
(1) Projections based upon the adjusted management/Greenhill base case.
(2) Based upon a current stock price of $10.39 as of October 26, 2001.

COMPARABLE COMPANY TRADING ANALYSIS

($US in Millions, Except per Share Data)

                                                           DISCOUNT                                              2001E PE /
                                                 PRICE      FROM 52    EQUITY    ENTERPRISE      PRICE/EPS (1)   5-YR. EPS
COMPANY (TICKER)                                10/26/01   WK. HIGH    VALUE        VALUE    LTM  2001E  2002E   GR.RATE(1)
---------------------------------------------   --------   --------   --------   ---------- ------------------   ----------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                         $29.40      -8.1%    $2,342.4     $2,311.2 16.2x 16.4x  14.1x     1.05x
RARE Hospitality International (RARE)             18.30     -42.8%       411.7        432.0  12.8  14.8   13.3      0.77
Lone Star Steakhouse & Saloon (STAR)              13.10      -6.4%       346.6        297.4  17.3  15.6   11.3      1.20
The Smith & Wollensky Restaurant Group (SWRG)      3.99     -53.7%        37.6         28.0    NM    NM   20.5        NM

                                                                                   ----------------------------------------
                                                                                       Mean  15.5x 15.6x  14.8x     1.01x
                                                                                     Median   16.2  15.6   13.7      1.05
                                                                                   ----------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)              $10.39     -62.9%       $43.4       $140.7 13.3x 18.3x   8.1x     1.28x
---------------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                    $29.18     -11.5%    $1,470.0     $1,436.1 27.5x 37.7x  30.1x     1.37x
P.F. Chang's China Bistro (PFCB)                  40.16     -14.3%       521.4        494.8  38.6  34.3   26.7      1.16

                                                                                   ----------------------------------------
                                                                                       Mean 33.1x 36.0x  28.4x     1.27x
                                                                                   ----------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                         $31.18     -4.1%     $3,924.2     $4,425.5 18.9x 18.2x  16.1x     1.16x
Brinker International (EAT)                       25.21    -19.5%      2,582.6      2,817.9  17.8  16.6     NA      1.03
CBRL Group (CBRL)                                 25.86     -0.1%      1,492.7      1,606.1  19.9  18.7   16.2      1.34
Ruby Tuesday (RI)                                 17.55    -12.3%      1,170.8      1,190.6  19.1  17.3     NA      0.86
Applebee's International (APPB)                   30.13     -8.9%      1,119.1      1,194.9  12.0  16.9   14.5      1.14
Landry's Seafood Restaurants (LNY)                18.84     -8.3%        439.6        582.8  20.7  16.3   14.9      1.21
                                                                                   ----------------------------------------
                                                                                       Mean 18.0x 17.3x  15.4x     1.12x
                                                                                     Median  19.0  17.1   15.5      1.15
                                                                                   ----------------------------------------

                                                                               ENTERPRISE VALUE /
                                                            REVENUE                          EBITDA                 EBIT
COMPANY (TICKER)                                   LTM       2001E     2002E     LTM     2001E    2002E     LTM     2001E     2002E
------------------------                         --------  --------   ------    ------  -------  ------    ------  --------  ------
STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                           1.14x     1.09x     0.99x     7.4x     7.1x     6.2x     9.3x     8.9x      7.7x
RARE Hospitality International (RARE)              0.87      0.81      0.71      6.4      6.7      5.5      9.5      9.7       7.8
Lone Star Steakhouse & Saloon (STAR)               0.51      0.51      0.49      5.5      4.7      3.8     13.2      7.3       7.3
The Smith & Wollensky Restaurant Group (SWRG)      0.33      0.34      0.29       NM      3.8      2.7       NM      7.4       4.5

                                       --------------------------------------------------------------------------------------------
                                           Mean    0.71x     0.69x     0.62x     6.4x     5.5x     4.6x    10.7x     8.3x      6.8x
                                         Median    0.69      0.66      0.60      6.4      5.7      4.6      9.5      8.2       7.5
                                       --------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)                0.57x     0.58x     0.53x     5.6x     5.5x     4.7x    10.9x    12.7x      8.2x
-----------------------------------------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                     2.93x     2.69x     2.18x    19.5x    18.1x    14.2x    28.1x    25.4x     19.2x
P.F. Chang's China Bistro (PFCB)                  1.77      1.57      1.22     13.0     11.4      8.7     20.4     17.7      13.4
                                       --------------------------------------------------------------------------------------------
                                           Mean   2.35x     2.13x     1.70x    16.3x    14.7x    11.5x    24.3x    21.6x     16.3x
                                       --------------------------------------------------------------------------------------------

CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                           1.08x     1.07x     0.99x     9.0x     8.8x     8.0x    12.9x    12.6x     11.3x
Brinker International (EAT)                        1.14      1.05        NA      8.5      7.9       NA     12.2     11.3        NA
CBRL Group (CBRL)                                  0.82      0.81        NA      8.2      8.1       NA     12.4     12.0        NA
Ruby Tuesday (RI)                                  1.51      1.46        NA      9.7      8.9       NA     13.4     12.0        NA
Applebee's International (APPB)                    1.65      1.60      1.45      7.9      7.6      6.6     10.7     10.3       8.9
Landry's Seafood Restaurants (LNY)                 0.88      0.79      0.75      7.6      6.9      6.4     15.1     12.4      11.7
                                       --------------------------------------------------------------------------------------------
                                           Mean   1.18x     1.13x     1.06x     8.5x     8.0x     7.0x    12.8x    11.8x     10.6x
                                         Median    1.11      1.06      0.99      8.4      8.0      6.6     12.6     12.0      11.3
                                       --------------------------------------------------------------------------------------------

Notes:
---------------
N.B.  Estimates from recent research reports unless noted otherwise.
(1) Source:  IBES estimates as of October 2001.
(2) Morton's estimates, other than its long-term EPS growth rate, are based upon the adjusted management/Greenhill base case projections.

COMPARABLE COMPANY OPERATING ANALYSIS

($US in Millions)
                                                                                           5-YEAR EPS
                                                  EQUITY   ENTERPRISE    SALES     EBITDA    GROWTH
COMPANY (TICKER)                                   VALUE      VALUE      2001E      2001E    RATE (1)
--------------------------------------------     ---------- ---------- -------   -------  ----------

STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                           $2,342.4  $2,311.2  $2,123.5    $325.4     15.7%
RARE Hospitality International (RARE)                 411.7     432.0     532.8      64.8     19.2%
Lone Star Steakhouse & Saloon (STAR)                  346.6     297.4     580.5      63.7     13.0%
The Smith & Wollensky Restaurant Group (SWRG)          37.6      28.0      81.4       7.4     42.5
                                                                                 --------------------
                                                                                     Mean     22.6%
                                                                                   Median     17.5%
                                                                                 --------------------

-----------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)                   $43.4    $140.7    $244.2     $25.4     14.3%
-----------------------------------------------------------------------------------------------------

UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                      $1,470.0  $1,436.1    $534.5     $79.6     27.4%
P.F. Chang's China Bistro (PFCB)                      521.4     494.8     314.3      43.5     29.6%
                                                                                 --------------------
                                                                                     Mean     28.5%
                                                                                 --------------------
CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                           $3,924.2  $4,425.5  $4,154.6   $505.0     15.7%
Brinker International (EAT)                         2,582.6   2,817.9   2,671.4    357.2     16.1%
CBRL Group (CBRL)                                   1,492.7   1,606.1   1,992.5    199.3     13.9%
Ruby Tuesday (RI)                                   1,170.8   1,190.6     817.5    133.1     20.0%
Applebee's International (APPB)                     1,119.1   1,194.9     745.4    158.1     14.8%
Landry's Seafood Restaurants (LNY)                    439.6     582.8     739.9     84.2     13.5%
                                                                                --------------------
                                                                                    Mean     15.7%
                                                                                  Median     15.3%
                                                                                --------------------

                                                                      OPERATING MARGINS             TOTAL DEBT/
                                                     EBITDA                   EBIT           2001E     %PUBLIC
COMPANY (TICKER)                              LTM    2001E   2002E    LTM    2001E   2002E   EBITDA     FLOAT
------------------------------------------   -----  ------  ------  -------  -----  ------ ---------   --------

STEAKHOUSE RESTAURANTS
Outback Steakhouse (OSI)                     15.4%   15.3%   15.9%   12.3%   12.2%   12.8%    0.11x     85.6%
RARE Hospitality International (RARE)        13.6%   12.2%   12.9%    9.2%    8.3%    9.1%    0.41x     95.2%
Lone Star Steakhouse & Saloon (STAR)          9.4%   11.0%   12.9%    3.9%    7.0%    6.7%    0.00x     89.2%
The Smith & Wollensky Restaurant Group (SWRG) 5.4%    9.2%   10.6%    1.8%    4.7%    6.4%    0.29x     51.5%
                                   ----------------------------------------------------------------------------
                                      Mean   10.9%   11.9%   13.1%    6.8%    8.0%    8.8%    0.20x     80.4%
                                    Median   11.5%   11.6%   12.9%    6.5%    7.7%    7.9%    0.20x     87.4%
                                   ----------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Morton's Restaurant Group (MRG) (2)          10.2%   10.4%   11.3%    5.3%    4.5%    6.5%    3.90x     57.5%
---------------------------------------------------------------------------------------------------------------
UPSCALE CASUAL DINING RESTAURANTS
The Cheesecake Factory (CAKE)                15.0%   14.9%   15.3%   10.4%   10.6%   11.4%    0.00x     81.5%
P.F. Chang's China Bistro (PFCB)             13.6%   13.8%   14.0%    8.7%    8.9%    9.2%    0.08x     94.3%
                                   ----------------------------------------------------------------------------
                                      Mean   14.3%   14.4%   14.7%    9.6%    9.7%   10.3%    0.04x     87.9%
                                   ----------------------------------------------------------------------------


CASUAL DINING RESTAURANTS
Darden Restaurants (DRI)                    12.1%   12.2%   12.5%    8.4%    8.5%    8.8%    1.05x    100.3%
Brinker International (EAT)                 13.4%   13.4%      NA    9.3%    9.3%      NA    0.70x     99.6%
CBRL Group (CBRL)                            9.9%   10.0%      NA    6.6%    6.7%      NA    0.63x     98.3%
Ruby Tuesday (RI)                           15.6%   16.3%      NA   11.2%   12.1%      NA    0.23x     95.8%
Applebee's International (APPB)             20.9%   21.2%   21.8%   15.5%   15.6%   16.2%    0.53x     93.0%
Landry's Seafood Restaurants (LNY)          11.6%   11.4%   11.6%    5.8%    6.4%    6.4%    1.84x     66.7%
                                   ----------------------------------------------------------------------------
                                      Mean  13.9%   14.1%   15.3%    9.5%    9.8%   10.5%    0.83x     92.3%
                                    Median  12.7%   12.8%   12.5%    8.9%    8.9%    8.8%    0.66x     97.0%
                                   ----------------------------------------------------------------------------

Notes:
-------------------
N.B. Estimates from research unless noted otherwise. Estimates and operating margins reflect calendar year figures.
(1) Growth rate projections based upon October IBES estimates.
(2) Morton's estimates, other than its long-term EPS growth rate, are based upon the adjusted management/Greenhill base case projections.

STAND-ALONE RISKS

   - As previously discussed, there are several reasons why the Company has historically traded at a discount in terms of multiples to its peers

          -    Liquidity

          -    Leverage

          -    Scale

   - These reasons are also the risks of the Company achieving its full potential value on a stand-alone basis in the public markets

--------------------------------------------------------------------------------
                             SECTION IV: NEXT STEPS
--------------------------------------------------------------------------------

GREENHILL RECOMMENDS THE FOLLOWING NEXT STEPS IN THE PROCESS

   - The Special Committee must decide whether or not to proceed with a transaction based on a potential price range of $15-$18 per share

   - If the Special Committee decides to continue, we recommend that both Castle Harlan and Triarc be allowed to move forward in the process

            - Both companies should be provided full and equal access to information including access to management and other sensitive data that has been withheld to date

            - Management should begin preparation of a management presentation that provides an overview of each functional area (e.g. operations, finance, real estate and human resources)

   - Investcorp should be informed that it is significantly below competitors' bids and, based on its current indication, would not be invited into the next round

--------------------------------------------------------------------------------
                                    APPENDIX
--------------------------------------------------------------------------------

  OVERVIEW OF TRIARC (NYSE: TRY)

 - Triarc Companies, Inc. is a holding company and, through its subsidiaries, a restaurant franchisor. The Company's main subsidiary, Arby's Inc., specializes in the roast beef sandwich segment of the quick-service restaurant industry.

 - As of December 31, 2000, franchisees operated Arby's restaurants in 49 states and 9 foreign countries. The six leading states by number of operating units were: Ohio, with 253 restaurants; Michigan, with 170 restaurants; Indiana, with 169 restaurants; Texas, with 169 restaurants; California, with 159 restaurants; and Georgia, with 159 restaurants. With 125 restaurants, Canada is the country outside the U.S. with the most operating units. At the end of the year, 409 franchisees operated 3,319 separate Arby's restaurants, of which 3,153 were in the U.S. and 166 operated outside the U.S.

 - As of June 30, 2001, the Company's net cash balance was $374.9 million (cash and cash equivalents and short-term investments were $675.6 million and debt was $300.8 million).

 - On October 25, 2000, the Company completed the sale of its beverage business by selling all of the outstanding capital stock of Snapple Beverage Group, Inc. and Royal Crown Company, Inc. to affiliates of Cadbury Schweppes plc for approximately $896 million in cash plus assumption of approximately $425 million of debt.

 - Headquartered in New York City, the Company has 216 employees, including 192 salaried employees and 24 hourly employees.



($US in Millions, Except per Share Data)

      SUMMARY MARKET DATA                                               BOARD OF DIRECTORS/KEY EXECUTIVES
-------------------------------------------------     ----------------------------------------------------------------------------
                                                      NAME                        POSITION
                                                      -----------------------     -----------------------------------------------
                                                      BOARD OF DIRECTORS
Share Price (10/26/01)                $23.40          -------------------
52 Week High                          $26.62          - Hugh L. Carey             Former Governor, State of New York
52 Week Low                           $21.80          - Clive Chajet              Chairman, Chajet Consultancy, L.L.C.
                                                      - Joseph A. Levato          Former Exec. VP and CFO, Triarc Companies
FD Shares Outstanding (MM)              22.0          - Peter W. May              President and COO, Triarc Companies
                                                      - Nelson Peltz              Chairman and CEO, Triarc Companies
Equity Value (MM)                     $515.1          - David E. Schwab, II       Senior Counsel, Cowan, Liebowitz & Latman, P.C.
Enterprise Value (MM)                 $140.3          - Jeffrey S. Silverman      Chairman, LTS Capital Partners LLC
                                                      - Raymond S. Troubh         Director, Starwood Hotels & Resorts, Inc.
                                                                                  (among others)
5 Year EPS Growth Rate                  15.7% (1)     - Gerald Tsai, Jr.          Private Investor and Director of several
                                                                                  companies' Boards

                                                      KEY EXECUTIVES (OTHER THAN DIRECTORS)
2001E P/E                               52.0x (1)     -------------------------------------
2002E P/E                               33.4x (1)     - Eric D. Kogan             Exec. VP, Corporate Development
                                                      - Brian L. Schorr           Exec. VP and General Counsel
                                                      - Francis T. McCarron       Senior VP and CFO
                                                      - Jonathan P. May           Senior VP

Notes:
-------------------
(1) Based upon IBES estimates as of October 26, 2001.

TRIARC SUMMARY FINANCIALS

($US in Millions, Except per Share Data)

                                                         FULL YEAR             YTD                YTD                LTM
                                                            2000             7/1/2001           7/2/2000           7/2/2000
                                                        ------------     ---------------     --------------     -------------
Royalties and Franchise Fees                                $87.2              $43.6              $40.5             $90.3
G&A                                                         (70.3)             (40.4)             (37.6)            (73.2)
                                                         ---------           ---------         ---------           ---------
EBITDA                                                       16.9                3.1                2.9              17.1
D&A                                                          (5.3)              (3.2)              (2.7)             (5.8)
                                                         ---------           ---------         ---------           ---------
EBIT                                                         11.6               (0.0)               0.2              11.4

Other Income, Net (1)                                         0.5               (1.3)               1.6              (2.4)
Investment Income, Net                                       30.7               23.3               21.1              33.0
Interest Expense                                             (4.8)             (16.4)              (1.2)            (19.9)
                                                         ---------           ---------         ---------           ---------
Pre-Tax Income                                               38.0                5.6               21.7              22.0
Income Taxes                                                (13.3)              (2.0)              (7.6)             (7.7)
                                                         ---------           ---------         ---------           ---------
Net Income                                                  $24.7               $3.6              $14.1             $14.3
                                                         ========            =========         =========           =========

E.P.S.                                                      $1.06               $0.15              $0.56             $0.66

SELECTED BALANCE SHEET DATA

Cash and Cash Equivalents                                  $596.1             $402.9             $153.3              NM
Short-Term Investments                                      314.0              272.8               94.6              NM
                                                         ---------           ---------         ---------
    Total Cash and Short-Term Investments                   910.2              675.6              247.8              NM

Total Assets                                              1,067.4              869.4            1,150.5              NM

Total Debt                                                  308.7              300.8              898.5              NM
Total Equity                                                282.3              329.5             (160.9)             NM

Notes:
-------------------
N.B. Excludes one-time charges and discontinued operations assuming a tax rate of 35%. Income statement has been restated to show conventional EBITDA and EBIT.
(1) Other income, net includes equity earnings/(losses) in investees and insurance related to long-term debt.

TRIARC'S ONE YEAR PRICE AND VOLUME GRAPH

                                  [Graphic Omitted]

[The following table was depicted as a line graph for the prices and a bar chart for volume in the printed materials.]



            --------------------------------------------
            DATE           VOLUME        LAST TRADE
            --------------------------------------------
            10/26/00           222,900         $24.63
            10/27/00            64,400         $24.56
            10/30/00           103,900         $24.88
            10/31/00            35,500         $24.94
             11/1/00             3,700         $24.94
             11/2/00            12,600         $24.69
             11/3/00            15,200         $24.56
             11/6/00             4,900         $24.50
             11/7/00            13,300         $24.88
             11/8/00            15,300         $24.81
             11/9/00            24,800         $24.81
            11/10/00            55,800         $25.06
            11/13/00            23,300         $25.19
            11/14/00            17,600         $25.13
            11/15/00            34,700         $25.88
            11/16/00            41,400         $25.63
            11/17/00           265,500         $25.94
            11/20/00           177,000         $25.63
            11/21/00             8,200         $25.56
            11/22/00            43,400         $25.19
            11/24/00             8,100         $25.44
            11/27/00            14,300         $25.31
            11/28/00            16,800         $25.38
            11/29/00            29,700         $25.44
            11/30/00            33,400         $25.13
             12/1/00            12,700         $25.25
             12/4/00            20,000         $25.31
             12/5/00            34,900         $25.50
             12/6/00            18,200         $25.44
             12/7/00            44,200         $25.50
             12/8/00            37,300         $25.50
            12/11/00            30,400         $25.44
            12/12/00            50,700         $25.50
            12/13/00            37,500         $25.56
            12/14/00            59,200         $25.44
            12/15/00            66,900         $25.19
            12/18/00            12,000         $25.19
            12/19/00           112,400         $25.06
            12/20/00            16,100         $24.75
            12/21/00            12,100         $24.75
            12/22/00            13,400         $24.75
            12/26/00            25,600         $24.75
            12/27/00            20,200         $24.50
            12/28/00            20,500         $24.81
            12/29/00            28,400         $24.25
              1/2/01            52,100         $24.31
              1/3/01            27,200         $24.56
              1/4/01            22,900         $24.56
              1/5/01            26,100         $23.81
              1/8/01            71,900         $23.81
              1/9/01            27,900         $23.75
             1/10/01           145,600         $24.25
             1/11/01            73,500         $25.25
             1/12/01            26,100         $25.31
             1/16/01            31,800         $25.31
             1/17/01            27,900         $25.19
             1/18/01            30,200         $25.25
             1/19/01            34,500         $25.00
             1/22/01            15,500         $25.06
             1/23/01            35,900         $25.25
             1/24/01             4,900         $25.25
             1/25/01             7,500         $25.06
             1/26/01             7,300         $25.19
             1/29/01            26,700         $25.08
             1/30/01            11,700         $25.00
             1/31/01            16,100         $25.06
              2/1/01             2,200         $25.08
              2/2/01             6,600         $24.90
              2/5/01             6,700         $25.00
              2/6/01             7,600         $25.15
              2/7/01             4,400         $25.17
              2/8/01            35,100         $25.00
              2/9/01            16,500         $24.88
             2/12/01            12,800         $25.15
             2/13/01            18,500         $25.55
             2/14/01            93,900         $25.60
             2/15/01            65,300         $25.65
             2/16/01            27,200         $25.78
             2/20/01            20,000         $25.60
             2/21/01            82,700         $26.15
             2/22/01           441,800         $25.97
             2/23/01            53,600         $25.98
             2/26/01            11,800         $26.03
             2/27/01            10,500         $26.06
             2/28/01            32,300         $26.52
              3/1/01            31,600         $26.45
              3/2/01             7,400         $26.50
              3/5/01            40,000         $26.42
              3/6/01            48,400         $26.46
              3/7/01            53,500         $26.53
              3/8/01            36,600         $26.51
              3/9/01             9,900         $26.55
             3/12/01            26,800         $26.50
             3/13/01            16,000         $26.47
             3/14/01            25,000         $26.43
             3/15/01            37,400         $26.00
             3/16/01            61,700         $24.20
             3/19/01            26,700         $24.41
             3/20/01            22,300         $24.60
             3/21/01            25,100         $24.40
             3/22/01            27,600         $24.20
             3/23/01            12,100         $24.40
             3/26/01            14,400         $24.15
             3/27/01            23,100         $24.50
             3/28/01            10,900         $24.37
             3/29/01            31,800         $23.50
             3/30/01            55,900         $24.60
              4/2/01            17,300         $24.61
              4/3/01            10,300         $24.48
              4/4/01            23,000         $24.00
              4/5/01            14,900         $24.38
              4/6/01            10,900         $24.36
              4/9/01            30,800         $24.31
             4/10/01            91,100         $24.92
             4/11/01            14,000         $24.80
             4/12/01           197,800         $25.50
             4/16/01            25,500         $25.25
             4/17/01           112,500         $25.25
             4/18/01            99,500         $25.20
             4/19/01            38,900         $25.15
             4/20/01            44,800         $25.13
             4/23/01            31,100         $25.04
             4/24/01            49,200         $25.50
             4/25/01            23,700         $25.90
             4/26/01            37,100         $25.92
             4/27/01             9,300         $26.06
             4/30/01            39,200         $25.60
              5/1/01            16,800         $25.64
              5/2/01             6,700         $25.58
              5/3/01            27,100         $25.50
              5/4/01             5,800         $25.31
              5/7/01            19,300         $25.26
              5/8/01            26,800         $25.23
              5/9/01            12,600         $25.58
             5/10/01            28,900         $25.60
             5/11/01           106,100         $25.95
             5/14/01            13,800         $25.95
             5/15/01            30,900         $25.80
             5/16/01           119,800         $25.80
             5/17/01            24,000         $25.32
             5/18/01            15,400         $25.35
             5/21/01            79,100         $25.30
             5/22/01            21,500         $25.15
             5/23/01            66,000         $25.21
             5/24/01            35,200         $25.50
             5/25/01            54,200         $25.60
             5/29/01           111,300         $25.50
             5/30/01            75,500         $25.60
             5/31/01            39,600         $25.25
              6/1/01            47,800         $25.30
              6/4/01            19,600         $25.24
              6/5/01            28,600         $25.15
              6/6/01            25,400         $25.00
              6/7/01            18,900         $25.07
              6/8/01            15,500         $25.01
             6/11/01            47,100         $25.04
             6/12/01            50,500         $25.18
             6/13/01            59,600         $25.22
             6/14/01           179,700         $25.22
             6/15/01           119,900         $25.25
             6/18/01           105,600         $25.10
             6/19/01            37,600         $25.24
             6/20/01            36,900         $25.10
             6/21/01           157,700         $26.00
             6/22/01            91,000         $25.50
             6/25/01            63,300         $25.35
             6/26/01            43,600         $25.42
             6/27/01            54,100         $25.42
             6/28/01            36,800         $25.45
             6/29/01           124,000         $26.20
              7/2/01            60,800         $25.75
              7/3/01            15,400         $25.78
              7/5/01            26,600         $25.41
              7/6/01            51,200         $25.60
              7/9/01            38,700         $25.25
             7/10/01            24,400         $25.25
             7/11/01            35,800         $25.30
             7/12/01           113,400         $25.70
             7/13/01            94,500         $26.05
             7/16/01           143,500         $26.50
             7/17/01            47,700         $26.24
             7/18/01            83,000         $26.15
             7/19/01            43,300         $25.65
             7/20/01            70,900         $26.00
             7/23/01            57,800         $25.96
             7/24/01            23,000         $25.92
             7/25/01            41,500         $26.00
             7/26/01            52,300         $26.18
             7/27/01           128,300         $26.16
             7/30/01           128,700         $26.20
             7/31/01            75,400         $26.20
              8/1/01            78,100         $25.98
              8/2/01            52,200         $26.15
              8/3/01            84,500         $26.06
              8/6/01            46,800         $26.00
              8/7/01            81,400         $26.05
              8/8/01            79,900         $26.02
              8/9/01           143,000         $26.10
             8/10/01            48,400         $26.00
             8/13/01            33,200         $26.11
             8/14/01           177,100         $26.08
             8/15/01            87,600         $26.20
             8/16/01            59,300         $25.49
             8/17/01            67,500         $25.50
             8/20/01           144,600         $25.60
             8/21/01            81,300         $25.65
             8/22/01            78,300         $25.49
             8/23/01            53,100         $25.36
             8/24/01            85,200         $25.11
             8/27/01            45,200         $25.10
             8/28/01            38,200         $24.56
             8/29/01            87,800         $24.79
             8/30/01            45,300         $25.00
             8/31/01            21,800         $24.80
              9/4/01            70,800         $24.83
              9/5/01            35,000         $24.99
              9/6/01            70,700         $24.30
              9/7/01            73,600         $23.99
             9/10/01           118,900         $23.40
             9/17/01            99,600         $23.68
             9/18/01           192,800         $22.90
             9/19/01           121,600         $23.05
             9/20/01            65,500         $22.46
             9/21/01            99,600         $22.00
             9/24/01            50,300         $22.60
             9/25/01            92,600         $23.00
             9/26/01            53,400         $22.70
             9/27/01           107,800         $22.62
             9/28/01            94,900         $23.10
             10/1/01            45,000         $23.02
             10/2/01            27,000         $23.00
             10/3/01            28,100         $23.10
             10/4/01            81,000         $23.07
             10/5/01            47,000         $23.15
             10/8/01            34,000         $23.10
             10/9/01            23,100         $22.93
            10/10/01           139,800         $23.10
            10/11/01            55,100         $23.40
            10/12/01            23,000         $23.07
            10/15/01            33,900         $23.05
            10/16/01            24,900         $23.21
            10/17/01            54,400         $22.70
            10/18/01            38,000         $22.85
            10/19/01            27,400         $23.20
            10/22/01            50,300         $23.20
            10/23/01            25,400         $23.40
            10/24/01            21,200         $23.32
            10/25/01            32,800         $23.29
            10/26/01            24,800         $23.40

                  [Letterhead of Castle Harlan, Inc.]

October 25, 2001

Mr. Timothy M. George
Managing Director
Greenhill & Co., LLC
300 Park Avenue
23rd Floor
New York, NY 10022

                                  Confidential

Dear Mr. George:

RE: MORTON'S RESTAURANT GROUP, INC.

Based on the initial information we have received, Castle Harlan, Inc. ("Castle Harlan" or "CHI") on behalf of Castle Harlan Partners III, L.P., is pleased to submit this letter of interest to purchase for cash all of the outstanding common stock of Morton's Restaurant Group, Inc. ("Morton's" or the "Company"') for a price between $15.00 and $18.00 per share. Our offer is subject to the completion of customary due diligence, the concurrent closing of a debt capitalization structure consistent with the Company's requirements, acceptable agreements with management and the completion of documentation to our mutual satisfaction. While it is understood by us both that this letter represents a letter of intention, it does not create a legal obligation on either of our parts. This letter is intended for the exclusive and confidential use of the Company, its shareholders and its advisors.

The source of equity financing for the purchase would be Castle Harlan Partners III, L.P., a $630 million private equity investment partnership controlled by and managed under the sole investment discretion of Castle Harlan. Since 1987, Castle Harlan has completed acquisitions with an aggregate value of over $5.0 billion. Given our interest and experience, we are prepared to commit significant resources and move expeditiously to complete this transaction.

Should you require further information please contact me at (212) 317-6440 or Justin Wender at (212) 317-6442. We are enthusiastic about the prospects for the Company and look forward your response.

Sincerely,

/s/ David B. Pittaway

David B.  Pittaway
Managing Director

Investcorp International Inc.

                                                [Logo of Investcorp]
                                                280 Park Avenue, 36th Floor
                                                New York, NY 10017
                                                Telephone: +1 212 599 4700
                                                Fax: +1 212 983 7073


October 25, 2001


Morton's Restaurant Group
c/o Mr. Timothy M. George
Managing Director
Greenhill & Co., LLC
300 Park Avenue
23rd Floor
New York, NY 10022


Dear Tim:

Based on our discussions and review of certain information that has been provided to us, Investcorp International Inc., on behalf of Investcorp S.A. ("Investcorp"), is pleased to submit our expression of interest concerning a potential transaction involving Morton's Restaurant Group (collectively, "Morton's" or the "Company').

We understand that Greenhill & Co. has been retained by Morton's to assist in a potential transaction with the Company. In that capacity, you have provided, and we have reviewed, certain financial and operational information regarding the Company.

Please consider this letter as our initial indication of interest to acquire the entire Company for a per share price of $11.00 to $13.00. This assumes 4.2 million shares of common stock outstanding along with 1.2 million options with a weighted average strike price of $16.10. This also assumes the refinancing or assumption of all debt outstanding at closing, which we assume to be $98.9 million based on the September 30, 2001 financial information provided to us. Additionally, it assumes available cash of $1.6 million (also based on the September 30, 2001 financial information provided to us) and that there are no prepayment penalties or other costs associated with the refinancing or assumption of the Company's outstanding indebtedness. We understand that this expression of interest will be kept confidential by you, the Company, and any affiliates, representatives, or shareholders.

Our indication of interest is based on our initial assessment of the Company, relying primarily on conversations with you and the information provided to us. We would like to spend the next two to three months working with senior management to get a better perspective on what the Company's underlying revenue and profitability potential is following the events of September 11, 2001. Our valuation range is also based on the achievement of projected 2001 E EBITDA (as of December 31, 2001) as represented in the September monthly financials we received from the Company and pro forma cost savings of approximately $5.0 million as indicated in conversations with management and the information provided to us. Furthermore, the valuation range presented above is conditioned upon our satisfaction with the Company's prospects and the completion of our due diligence. This indication of interest may also be adjusted based on, among other



London: Investcorp International Ltd., 48 Grovenor Street,
London W1Y 6DH  Tel: +44 (0)20 7629 6600  Fax: +44 (0) 20 7499 0371
Bahrain: Investcorp Bank E.C., Investcorp House, P.O. Box 5340,
Manama, Bahrain.  Tel: +973 532000  Fax: +973 530816

                                                            [Logo of Investcorp]


things, changes in the Company's closing balance sheet, a shortfall in estimated results for the fiscal quarter ended December 31, 2001, or any other materially adverse change in the Company's ability to meet its forecasted results.

Investcorp intends to raise a portion of the funding for the transaction through conventional lenders and/or the capital markets at or just prior to closing. Accordingly, if we are invited to pursue further the investigation of this opportunity, we will engage lenders and underwriters to develop financing proposals for the funding of the purchase price at closing. We would anticipate delivery of the financing proposals to you for review at the appropriate time.

Our due diligence team is likely to consist of advisors from PricewaterhouseCoopers and Gibson, Dunn & Crutcher and may include other industry and technical consultants to assist us in evaluating the Company's business plan and the industry in which it competes. Our financing sources will also participate in our due diligence process. We anticipate that the pre-acquisition due diligence process would include (but would not be limited to) the following matters:

(1) Detailed review of current business operations on a store-by-store basis and full year forecast

(2) Detailed review of projected cost savings including time required to realize such savings as well as any associated costs.

(3) Review of the Company's fixed/variable cost structure both at the restaurant level and at the corporate level.

(4) Analysis of the customer profile: business travelers, business expense accounts, non-business customers, etc.

(5) Review of the Company's financial and operating performance for the fiscal year just ended on a store-by-store basis, along with a detailed review of all adjustments.

(6) An in-depth review of the basis and assumptions underlying the Company's current budget and forecasts for the fiscal years ending December 31, 2002-2006 and a monthly review of fiscal year 2002 and beyond on a store-by-store basis.

(7) Historical and projected analysis of the Company's pricing and costs.

(8) Analysis of the Company's industry, including the competitive landscape, demand drivers, target clientele, implications of economic cycles, pricing characteristics and supplier dynamics.

(9) Review and analysis of the Company's competitive position and financial performance on a store-by-store basis.

(10) Assessment of the impact of beef and other raw materials pricing on the revenues and profitability of the Company.

                                                            [Logo of Investcorp]


(11) Evaluation of the Company's sales and marketing practices.

(12) Evaluation of management.

(13) Review of the Company's information technology systems and capabilities.

(14) Review of the Company's receivables, inventory, payables, accrued liabilities, net fixed assets, and other tangible and intangible assets, including a review of the Company's historical and projected accounting policies and procedures.

(15) Review of the Company's projected new store openings.

(16) Review of the Company's current capital expenditure commitments and projections.

(17) Review of the Company's intellectual property including [patents], trademarks, and licenses, as appropriate.

(18) Review of relations and arrangements with outside suppliers.

(19) Review of the threat of Mad-Cow disease and its potential affect on the Company including evaluation of the Company's beef suppliers and their slaughter and meat handling practices.

(20) Evaluation of legal affairs (including review of litigation affecting the Company), pension liabilities, and any contingent liabilities, including compliance with environmental regulations.

(21) Customary legal review of the Company's corporate records, leases, permits, material agreements, employee benefits plans, and other similar matters.

(22) Review of the Company's books and records, including access to the Company's outside auditors and their work papers.

(23) Review of the relevant tax matters affecting the Company.

(24) Review of the Company's status with regard to regulatory compliance, as applicable.

(25)  Analysis of the Company's audited financial statements.

(26) Analysis of the Company's historical financial statements.

Because we are a financial investor and would not wish to be involved in the day-to-day management of the Company, it will be important in our decision to proceed with the transaction to confirm that key operating management are in place and willing to continue generally in their current positions and to manage the Company under its new ownership and enter into employment agreements satisfactory to us. In addition, it would be our desire to have members of the senior management to join us as owners of the

                                                            [Logo of Investcorp]


Company. Furthermore, we would expect to arrange for an incentive option program for the Company's management team.

Naturally, completion of the transaction will be subject to the negotiation and execution of a definitive agreement containing conventional warranties, covenants, and conditions, the completion of due diligence with results satisfactory to us and to our representatives, completion of financing arrangements pursuant to the financing proposals mentioned above, and to obtaining all necessary governmental and third party consents and approvals. It is understood that none of Investcorp or its affiliates or the Company shall have any obligation with respect to the purchase or sale of the stock of the Company, except as may be provided in a definitive acquisition agreement.

If all agree to proceed, we would expect that in view of the substantial resources we have to date devoted to the transaction and the associated costs we have incurred, you, the Company, and any other representative of the Company, will not solicit or engage in discussions with other potential acquisition parties after the selection of the winning bidder and during the period commencing with the negotiation of the definitive agreement and thereafter, through the closing.

Investcorp is one of the leading private equity firms in the world, with corporate investment offices in New York and London. Since its founding in 1982, Investcorp, in partnership with management, has completed approximately 60 corporate acquisitions in both the U.S. and Europe with an aggregate value exceeding $16 billion and we have never failed to close on a transaction after we have signed a purchase agreement. We believe this gives us a competitive advantage with sellers who understand the importance of certainty and honoring commitments. Although you may be familiar with some of our more high-profile luxury goods and retail transactions such as Gucci, Tiffany, and Saks Fifth Avenue, Investcorp has a long history of successfully investing in a wide range of companies and industries. We do, however, have extensive experience in investing in retailing and consumer companies. Our current portfolio, in addition to Saks, includes CSK Auto, a leading retailer of auto parts; Jostens, the leading provider of yearbooks, class rings and graduation products to U.S. high schools; and Werner, the largest U.S. producer of climbing equipment such as ladders and scaffolding. In addition to our substantial experience in the retail sector, we have successfully invested in a number of public-to-private transactions including Jostens, Falcon Building Products and SI (f/k/a Synthetic Industries).

If we are invited to undertake a more in-depth review of the Company, we can quickly make arrangements concerning a meeting with the Company's management and promptly begin our strategic, financial, and legal due diligence. We hope the foregoing represents a satisfactory basis on which to begin work in the near future.

                                                            [Logo of Investcorp]


We look forward to your response. If you should have any questions regarding this proposal, please call any of us at (212) 599-4700.


Sincerely,

/s/ Christopher J. O'Brien    /s/ Steven G. Puccinelli      /s/ David A. Tayeh

Christopher J. O'Brien        Steven G. Puccinelli          David A. Tayeh

                     [Letterhead of Triarc Companies, Inc.]

                                                           Jonathan P. May
                                                           Senior Vice President

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, NY 10017
                                    Tel 212 451 3095
                                    Fax 212 451 3216
                                    jmay@triarc.com


October 25, 2001


Morton's Restaurant Group, Inc.
Greenhill & Co., LLC
300 Park Avenue,
23rd Floor
New York, NY 10022

Attn: Mr. Timothy M. George
      Managing Director

Dear Sirs:

Triarc Companies, Inc. ("Triarc") is pleased to submit a non-binding indication of interest to acquire 100% of the stock of Morton's Restaurant Group, Inc. ("Morton's"). Based on the information provided to date and assuming that at closing there will be approximately $100 million of debt, our indication of interest for Morton's is $17.00 per share, payable in cash.

Our initial indication of interest reflects a preliminary evaluation of Morton's current business results and trends as well as the intangible value of the Morton's franchise. Our indication of interest is predicated on verifying Morton's ability to generate continued cash flow from its restaurants. Our indication of interest is subject to satisfactory business, strategic, financial, accounting, tax, environmental, and legal due diligence, and will be solidified following a more thorough due diligence review, including site visits. We anticipate retaining Paul, Weiss, Rifkind, Wharton & Garrison as legal advisors and Deutsche Banc Alex Brown, Inc. as financial advisors to assist in this process.

With over $650 million of total cash, cash equivalents and investments on hand and a track record of successfully managing restaurant and other businesses, Triarc is well positioned to maximize the value of Morton's. Triarc is prepared to move expeditiously to close this transaction and anticipates no delay with regard to its internal corporate approval processes. Consummation of a transaction would be subject to satisfactory completion of the due diligence described above, execution and delivery of a definitive acquisition agreement, approval by Triarc's Board of Directors, and receipt of regulatory approvals, including expiration or termination of the Hart-Scott-Rodino waiting period. Please understand that this letter represents only an indication of interest, is not binding, does not contain all matters upon which agreement must be reached in order for the purchase of Morton's to be consummated, and creates no rights in favor of any person.

Binding commitments will result only from execution of a mutually satisfactory definitive acquisition agreement containing provisions customary for this type of transaction. Further, this indication of interest is made with the understanding and condition that no disclosure of such indication of interest will be made, publicly or otherwise, without the prior written consent of Triarc. This initial indication of interest shall be governed by the laws of the State of New York without regard to principles of conflicts of laws and any claim arising out of or relating to this letter shall only be instituted in a Federal court of the Southern District of New York or in a state court located in New York County, State of New York.

We look forward to working with the management of Morton's and with Greenhill & Co., LLC. Your consideration of our indication of interest is appreciated, and we would be pleased to discuss it with you at your earliest convenience. Please call me at (212) 451-3095 (fax: (212) 451-3134) or Alex Lemond at (212) 451-3196
(fax: (212) 451-3036) with any questions.

Sincerely,


/s/ Jonathan P. May

Jonathan P.  May
Senior Vice President


cc:   Nelson Peltz
      Peter May
      Eric Kogan
      Alex Lemond
      David Jacobs, Deutsche Banc Alex Brown
      Mark Goodman, Deutsche Banc Alex Brown